Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the each person whose signature appears below hereby constitutes and appoints Kimble L. Jenkins and David W. Carlson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-1 filed by SurgiVision, Inc. (the “Registrant”) and any and all additional registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 4th day of June, 2010.

/s/ John N. Spencer, Jr.
John N. Spencer, Jr.

/s/ Michael A. Pietrangelo
Michael A. Pietrangelo